                 INDEMNIFICATION AND WARRANT PURCHASE AGREEMENT

            INDEMNIFICATION AND WARRANT PURCHASE AGREEMENT (the "Agreement"), dated as of April 12, 1999, among Chart Industries, Inc., a Delaware corporation ("Chart"), MVE Holdings, Inc., a Delaware corporation ("Holdings") and each of the former members of MVE Investors, LLC listed on the signature pages hereto (the "Members").

                              W I T N E S S E T H:

            WHEREAS, Chart, Chart Acquisition Company, a Delaware corporation ("Sub"), and Holdings have entered into an Agreement and Plan of Merger, dated February 16, 1999, whereby Sub will merge with and into Holdings (the "Merger Agreement"; capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement) (except that as used herein the term "Holdings" shall include the "Surviving Corporation" of the Merger);

            WHEREAS, Chart has deposited certain amounts into escrow, which amounts may be utilized as provided herein by the Members.

            WHEREAS, Chart, Holdings and the Members desire to memorialize their understanding that Damages arising out of Misallocation Claims and Powell Claims (collectively, "Indemnifiable Claims") shall be satisfied first from insurance proceeds, if any, second from the Holdback Amount and third, to the extent any insurance proceeds and the Holdback Amount are not sufficient to satisfy all Damages arising out of such claims (i) with respect to Misallocation Claims, from the parties hereto according to the following percentages: (a) 90% by the Members and (b) 10% by Chart and Holdings and (ii) with respect to Powell Claims, 100% by the Members.

            WHEREAS, Chart and Holdings, on the one hand, and the Members, on the other hand, desire to indemnify each other for their proportionate share of Damages, if any, arising out of Misallocation Claims and the Members desire to indemnify Chart and Holdings for Damages arising out of Powell Claims; and

            WHEREAS, Chart desires to grant to the Members the option to purchase warrants to purchase up to 1,000,000 shares of common stock of Chart on the terms and subject to the conditions set forth in this Agreement in consideration of the Members' agreement to provide indemnification to Chart and Holdings as provided herein.

            NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and for other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                       INDEMNIFICATION AND RELATED MATTERS

            I.01 Insurance Proceeds. Chart and Holdings agree to use commercially reasonable efforts (including without limitation, complying with the terms of the Merger Agreement) to cause any Damages for Indemnifiable Claims which may be covered by third party insurance to be paid by any such third party insurance carrier.

            I.02 Holdback Amount. To the extent not paid in full with insurance proceeds, all Damages for Indemnifiable Claims shall be paid out of the Holdback Amount pursuant to the Merger Agreement and the Escrow Agreement, but only if and to the extent the Members consent to the release of such funds in accordance with the terms set forth in the Escrow Agreement.

            I.03 Escrow Amount. Chart or the Company shall deposit in a separate escrow account an amount in cash equal to (a) the accrued but unpaid dividends on 576.76 shares of 10% Class B Cumulative Preferred Stock, par value $100.00 per share, of the Company, plus (b) any amounts recovered by the Company in respect of certain rights assigned to it to collect indemnification payments with respect to certain tax issues under that certain Agreement, dated August 27, 1996 among Robert E. Cieslukowski, Cieslukowski Family Limited Partnership, C.J. Schoenbauer, H. Michael Lutgen, R. Edwin Powell, Powell Family Limited Partnership, John J. Pint, Michael Tate, JMS Family Limited Partnership and O'Halloran Family Limited Partnership, which collection rights have been assigned to the Company pursuant to a letter agreement, dated February 11, 1999, among MVE Inc. and Messrs. Clemence J. Schoenbauer and H. Michael Lutgen minus
(c) $296,035 (collectively, the "Escrow Amount"). The Members may, in their sole and absolute discretion, at any time and from time to time, utilize all or any portion of the Escrow Amount (a) to defend, settle or pay any Powell Claims, (b) to satisfy their indemnification obligation arising under Section 1.06 hereof,
(c) to pay any or all of the purchase price of the Warrants (as defined in Section 2.01), (d) to pay a bonus to any current or former officer of Holdings or MVE, Inc., (e) to pay the fees and expenses of any Affiliate of the Members including, without limitation, investment banking fees of


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ACI Capital Co., Inc., or its Affiliates or (f) in any other manner as the
Members, in their sole and absolute discretion, may from time to time determine; provided, however, that the Members may only utilize the Escrow Amount for the purposes described in clauses (a) and (b) above until such time as the Members' indemnification obligations under Section 1.06 hereof terminate.

            I.04 Liability of Chart, Holdings and the Members. To the extent any Damages for Indemnifiable Claims are not paid out of insurance proceeds and to the extent that such Damages are not paid out of the Holdback Amount or the Escrow Amount, then such Damages in excess of any amounts actually paid by Chart's or Holdings' insurance carriers and any amounts released from the Holdback Amount or the Escrow Amount shall, pursuant to Sections 1.05 and 1.06 hereof, (a) with respect to Misallocation Claims be borne 90% by the Members and 10% by Chart and Holdings and (b) with respect to Powell Claims be borne 100% by the Members.

            I.05 Indemnification of the Members by Chart and Holdings. Chart and Holdings shall, jointly and severally, indemnify, defend and hold the Members and their respective directors, officers and Affiliates ("Member Indemnitees") harmless from and against ten percent (10%) of any and all Damages, other than Damages satisfied out of insurance proceeds pursuant to Section 1.01, Damages satisfied out of the Holdback Amount pursuant to Section 1.02 or Damages satisfied out of the Escrow Amount pursuant to Section 1.03, incurred or suffered by any Member Indemnitee arising out of or in connection with any Misallocation Claim.

            I.06 Indemnification of Chart and Holdings by the Members. The Members shall, jointly and severally (but if any Member deposits one-third of its Class A Merger Consideration in an escrow account established for the purpose of satisfying claims by any Chart Indemnitees (as hereinafter defined) for Damages hereunder, the terms of which escrow are reasonably satisfactory to Chart and Holdings, then to the extent such funds remain in escrow, such Member's liability hereunder shall be several but not joint), indemnify, defend and hold Chart and Holdings and their respective directors, officers and Affiliates ("Chart Indemnitees") harmless from and against (a) ninety percent (90%) of any and all Damages, other than Damages satisfied out of insurance proceeds pursuant to Section 1.01, Damages satisfied out of the Holdback Amount pursuant to Section 1.02, and Damages satisfied out of the Escrow Amount pursuant to Section 1.03, incurred or suffered by a Chart Indemnitee arising out of or in connection with any Misallocation Claim and (b) one hundred percent (100%) of any and all Damages, other than Damages satisfied out of insurance proceeds pursuant to Section 1.01, Damages satisfied out of the Holdback Amount pursuant to Section 1.02 and Damages satisfied out of the Escrow Amount pursuant to Section 1.03, incurred or


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

suffered by any Chart Indemnitee arising out of or in connection with the Powell Claims. The obligation of the Members to provide indemnification to Chart and Holdings hereunder with respect to Misallocation Claims shall terminate (except with respect to any claim for which a Claim Notice (as defined below) has been provided) on the second anniversary of the Effective Time. The obligation of the Members to provide indemnification to the Chart Indemnitees hereunder with respect to Powell Claims shall terminate at the earliest time that (a) the Powell Claims shall have been dismissed with prejudice pursuant to a settlement agreement or otherwise, (b) the parties to the Powell Claims shall have reached a settlement agreement reasonably satisfactory to Chart or (c) a court of competent jurisdiction shall have issued a final judgment with respect to the Powell Claims which is not subject to appeal, or if subject to appeal, the applicable appeal period shall have lapsed, and such judgment shall have been satisfied in full.

            I.07 Limitations on Liability. Notwithstanding anything herein to the contrary, the Members shall not be liable (a) for any Damages with respect to Misallocation Claims and Powell Claims, in the aggregate, in excess of the accrued but unpaid dividends on the 12 1/2% Class A Cumulative Convertible Participating Preferred Stock, par value $100 per share, of the Company, immediately prior to the Effective Time (the "Aggregate Cap") and (b) for any Damages with respect to Powell Claims only, in excess of $5,000,000 (the "Powell Cap"); provided, however, that (i) from and after the date which is six months from the date hereof, if there are no Misallocation Claims outstanding, the Aggregate Cap shall be reduced to $13,000,000 and (ii) on and after the first anniversary of the date hereof, the Aggregate Cap shall be reduced at that time and from time to time by an amount equal to $100 multiplied by the number of shares of Common Stock held by former holders of Common Stock who have at any time executed releases in the form of Exhibit A hereto; provided, further, however, that as long as any Powell Claims remain outstanding, the Aggregate Cap shall not be reduced below the Powell Cap.

            I.08 Indemnification Claims. (a) If an indemnified party hereunder (the "Claimant") wishes to assert an indemnification claim against another party hereto, the Claimant shall deliver to the indemnifying party not later than the second anniversary of the Effective Time a written notice (a "Claim Notice") setting forth:

            (i) a description of the facts and circumstances giving rise to the right to receive indemnification hereunder; and

            (ii) a description and a good faith estimate of the total amount of


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

      Damages actually incurred or expected to be incurred by the Claimant (which estimate shall not operate as a limit on any indemnification claim).

                  (b) Each of (i) the Members and (ii) Chart and Holdings agrees to provide notice to the other of any information regarding threatened or pending claims.

            I.09 Defense of Indemnifiable Claims. Subject to the Members' prior delivery to Chart and Holdings of a written acknowledgement that a claim constitutes an Indemnifiable Claim for which the Members are responsible (in whole or in part) pursuant to Section 1.06 of this Agreement, the Members shall have the sole and exclusive right to assume the defense of any Indemnifiable Claims. During any such defense:

            (a) Chart and Holdings shall make available to the Members all books, records and other documents and materials that are under the direct or indirect control of Chart or Holdings or any of their representatives and that the Members reasonably consider necessary or desirable for the defense of any such Indemnifiable Claim;

            (b) Chart and Holdings shall execute such documents and take such other actions as the Members may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, any Indemnifiable Claim;

            (c) Chart and Holdings shall otherwise fully cooperate as reasonably requested by the Members in the defense of any Indemnifiable Claim; and

            (d) The Members shall have the exclusive right to settle, adjust or compromise any Indemnifiable Claim, on such terms as they, in their sole and absolute discretion, deem appropriate, without the consent or approval of Chart or Holdings; provided, however, that if Chart or Holdings are parties to such settlement, adjustment or compromise, such settlement, adjustment or compromise shall include a complete release of the Chart Indemnitees on terms reasonably satisfactory to Chart; provided, further, that such settlement, adjustment or compromise shall not require Chart or Holdings to refrain from taking any action in the future or otherwise provide for injunctive relief against Chart or Holdings.

      1.10 Representation of the Members. The Members hereby jointly and


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

severally represent and warrant to Chart and Holdings that (i) the Members collectively owned all of the membership interests of MVE Investors during the period of time from January 1, 1999 until immediately prior to the consummation of the merger of MVE Investors with and into Sub, and (ii) the aggregate net worth of the Members as of the date of this Agreement is not less than $50,000,000.

      1.11 Powell Offset. The amount payable in Section 1.06 hereof by the Members in respect to Powell Claims shall be reduced by any amounts received by the Chart Indemnitees in respect of potential claims against R. Edwin Powell, the R. Edwin Powell Family Limited Partnership and the partners thereof, and their representatives and professional service providers. In the event such amounts recovered exceed the amount of the Powell Claims, such excess amount shall be allocated and shall be distributed 90% to the Members and 10% to Chart and Holdings

                                   ARTICLE II.

                           OPTION TO PURCHASE WARRANTS

            II.01 Option to Purchase Warrants. In consideration of the Members' agreement to provide indemnification to Chart and Holdings hereunder, Chart hereby grants to the Members the right to purchase from Chart, which right to purchase is exercisable by the Members in whole or in part, in their sole and absolute discretion, at any time after the date hereof and prior to the date which is five years from the date hereof (the "Purchase Period"), warrants to purchase an aggregate of 1,000,000 shares of common stock, par value $.01, of Chart (the "Warrants"), pursuant to a Warrant Agreement in the form attached hereto as Exhibit B, which option to purchase the Warrants shall be exercisable for an aggregate purchase price determined in accordance with Section 2.02 hereof; provided, however, that in the event of the payment by Chart of the Settlement Amount (as defined in Section 2.02 below), the Purchase Period shall expire on the earlier to occur of (a) the fifth anniversary of the date hereof or (b) the date which is one hundred and twenty (120) days following the date a written notice is sent by Chart to the Members setting forth the amount of the Settlement Amount and the general terms of the settlement or transaction giving rise to the payment of the Settlement Amount.

            II.02 Price of Warrants. If the Members determine, in their sole and absolute discretion, to purchase the Warrants from Chart, the purchase price therefor shall be an amount equal to seventy-five percent (75%) of the amount,if any, paid by Chart, Holdings or any Affiliate thereof (the "Settlement Amount") to Grumman Hill Investments LP ("Grumman Hill") in connection with (a) the relinquishment or


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

termination by Grumman Hill of all of its rights, or (b) any transaction or series of transactions pursuant to which Grumman Hill sells to Chart, Holdings or any Affiliate thereof (i) all of its right to the option (the "Option") granted pursuant to that certain Caire Inc. Stock Option Agreement, dated January 26, 1998, between Caire and Grumman Hill (the "Option Agreement"), (ii) all of its rights to receive 10% Series AA Cumulative Preferred Stock (the "Series AA Stock") of Caire Inc. ("Caire") or any other equity interest in Caire pursuant to the exercise of the Option, or (iii) the actual Series AA Stock issued to Grumman Hill upon the exercise of the Option or any other securities, cash or property into which such Series AA Stock is converted or for which it is exchanged; provided, however, that if the Members determine to purchase the Warrant prior to the payment of the Settlement Amount or the original expiration date of the Option (the "Expiration Date"), the purchase price of the Warrants shall be an amount equal to seventy-five percent (75%) of (x) the aggregate Liquidation Value (as defined in the Certificate of Designations, Preferences and Rights of 10% Series AA Cumulative Preferred Stock of Caire Inc.) of the shares of Series AA Stock issuable upon exercise of the Option as if such stock was issued immediately prior to the fifth anniversary of the Grant Date (as defined in the Option Agreement) (the "Maximum Purchase Price") minus (y) the aggregate Exercise Price of the Option (as defined in the Option Agreement), as if the Option were exercised immediately prior to the fifth anniversary of the Grant Date. Notwithstanding the foregoing, if, during the Purchase Period, Grumman Hill exercises the Option, the purchase price of the Warrant shall be an amount equal to 75% of the amount paid to redeem, repurchase or otherwise acquire the Series AA Stock issued upon exercise of the Option or if, on or prior to the Expiration Date, Grumman Hill has failed to exercise the Option, or no Settlement Amount has been paid by Chart, Holdings or any Affiliate thereof to Grumman Hill, then the purchase price of the Warrant shall be $1.00. If the Members pay the Maximum Purchase Price for the Warrant and subsequent to such payment (x) Chart pays the Settlement Amount and seventy-five percent (75%) of such Settlement Amount is less than the Maximum Purchase Price, then Chart shall pay to the Members an amount equal to (i) the Maximum Purchase Price minus (ii) seventy-five percent (75%) of the Settlement Amount or (y) Grumman Hill's right to receive the Series AA Stock expires without payment of the Settlement Amount, then Chart shall pay to the Members the Maximum Purchase Price minus $1.00.

                                  ARTICLE III.

                                 MISCELLANEOUS

            III.01 Effective Time of Agreement. This Agreement shall not become


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

effective unless the Merger is consummated, in which case this Agreement shall be deemed to be effective as of the Effective Time of the Merger.

            III.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to Chart or Holdings, to:

                  Chart Industries, Inc.
                  5885 Landerbrook Drive
                  Suite 150
                  Mayfield Heights, Ohio 44124
                  Attention: Arthur S. Holmes
                  Telecopy: (440) 753-1451

                  with a copy to:
                  Calfee, Halter & Griswold LLP
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Cleveland, Ohio 44114-2688
                  Attention: Thomas F. McKee, Esq.
                  Telecopy: (216) 241-0816

                  if to the Members, to:

                  ACI Capital I, LLC
                  707 Westchester Avenue
                  White Plains, New York 10604
                  Attention: Kevin Penn
                  Telecopy: (914) 681-9856

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention: Stephen M. Besen, Esq.


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

                  Telecopy: (212) 310-8007

            Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective (i) if personally delivered, at the time delivered by hand, (ii) if delivered by facsimile transmission, upon confirmation of transmission, (iii) if by courier, on the business day such courier guarantees delivery, and (iv) if delivered by U.S. Mail, seven business days after deposit in the U.S. Mail, postage prepaid.

            III.03 No Waivers. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            III.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

            III.05 Counterparts; Effectiveness. This Agreement may be signed in two counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to
Section 3.01, this Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

            III.06 Entire Agreement; Assignment. (a) This Agreement, the Merger Agreement, the Escrow Agreement and the Warrant Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the paries with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Except as expressly stated herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


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

            (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not or otherwise; provided, however, that Chart may assign its rights and obligations hereunder in connection with a sale or transfer of all or substantially all of its assets or its rights hereunder to any of its creditors. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            III.07 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, excluding its conflict of law provisions.

            III.08 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            III.09 Amendment. This Agreement may be amended, supplemented or modified, and any provisions may be waived, only pursuant to a written instrument signed by the parties hereto.

            III.010 Severability. The invalidity or enforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.


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

            IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    CHART INDUSTRIES, INC.

                                    By: /s/ Arthur S. Holmes
                                        ------------------------------------
                                        Name: Arthur S. Holmes
                                        Title: Chairman and Chief Executive
                                               Officer


                                    MVE HOLDINGS, INC.

                                    By: /s/ John M. Kucharik
                                        ------------------------------------
                                        Name: John M. Kucharik
                                        Title: President and CEO


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

                                    THE MEMBERS:

                                    ACI CAPITAL I, LLC

                                    By: /s/ Kevin S. Penn
                                        ----------------------------------
                                        Name: Kevin S. Penn
                                        Title: President


                                    AMERICAN SECURITIES PARTNERS, L.P.

                                       By: American Securities Associates, L.P.,
                                           its general partner

                                       By: American Securities Partners GP
                                           (Management) Corp.

                                    By: Authorized Representative
                                        ----------------------------------
                                        Name:
                                        Title:


                                    MVE CRYOGENICS LLC

                                    By: Authorized Representative
                                        ------------------------------------
                                        Name:
                                        Title:


                                    CRM/MVE CAPITAL LLC

                                       By: Cramer Rosenthal McGlynn, Inc.,
                                           as Manager

                                    By: /s/ Eugene Trainor
                                        ------------------------------------
                                        Name: Eugene Trainor
                                        Title: EVD, COO


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

                                    TANGENT LLC

                                    By: /s/ Authorized Representative
                                        -----------------------------------
                                        Name:
                                        Title:


                                    FERTOSA LLC

                                    By: /s/ Authorized Representative
                                        ------------------------------------
                                        Name:
                                        Title:


                                    BURDEN DIRECT INVESTMENT FUND II

                                       By: William A.M. Burden & Co., L.P.,
                                           its general partner


                                       By: Burden Brothers, Inc.,
                                           its sole general partner


                                    By: /s/ Jeffrey A. Weber
                                        --------------------------------------
                                        Name: Jeffrey A. Weber
                                        Title: President and CEO


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